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                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2000

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended June 30, 2000:

   Net income                                                      $ 1,111,000
   Add:      Depreciation and amortization charged to income not
             affecting cash available for distribution                  22,000
             Minimum lease payments received, net of interest
             income earned, on leases accounted for under the
             financing method                                           55,000
             Cash from reserves                                         34,000
                                                                   ------------

             Cash Available for Distribution                       $ 1,222,000
                                                                   ============
             Distributions allocated to General Partners           $    43,000
                                                                   ============
             Distributions allocated to Limited Partners           $ 1,179,000
                                                                   ============

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2000:

      Entity Receiving                         Form of
        Compensation                         Compensation                Amount
        ------------                         ------------                ------

Winthrop
Management LLC             Property Management Fees                      $ 4,000

General Partners           Interest in Cash Available for Distribution   $43,000

WFC Realty Co., Inc.
(Initial Limited Partner)  Interest in Cash Available for Distribution   $ 5,000

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